UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
INTERNATIONAL SHIPHOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)
Projection LLC
Liberty Shipping Group LLC
Philip J. Shapiro

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On November 18, 2008, Projection LLC (“Projection”), Liberty Shipping Group (“Liberty”) and Philip J. Shapiro filed with the Securities and Exchange Commission (the “SEC”) Amendment No. 7 to their Schedule 13D (“Amendment No. 7”) with respect to International Shipholding Corporation, a Delaware corporation (“International Shipholding”). Amendment No. 7 (filed as Exhibit 1 hereto) discloses that Liberty intends to conduct a proxy solicitation in order to replace the entire Board of Directors of International Shipholding (the “Board”) at the next annual meeting of stockholders.
On November 18, 2008, Liberty also issued a press release attaching a letter to the special committee of the Board, which press release is filed as Exhibit 2 hereto.
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SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY LIBERTY AND ITS AFFILIATES FROM THE STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING FOR USE AT ITS ANNUAL MEETING, WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.
PARTICIPANT INFORMATION
In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any proxy solicitation by Liberty: Liberty, Projection LLC and Mr. Philip J. Shapiro. Projection LLC is the direct beneficial owner of 625,100 shares of Common Stock of International Shipholding. Liberty, as the direct parent company of Projection LLC, and Mr. Shapiro, as the manager of Liberty, may be deemed to indirectly beneficially own the Common Stock beneficially owned by Projection.
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Exhibits

Exhibit 1:	Amendment No. 7 to Schedule 13D of Projection LLC, Liberty Shipping Group LLC and Philip J. Shapiro, filed with the SEC on November 18, 2008.

Exhibit 2:	Press release issued on November 18, 2008 by Liberty.